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                                                                    EXHIBIT 21

                   SUBSIDIARIES OF MTI TECHNOLOGY CORPORATION

                                               JURISDICTION OF
SUBSIDIARY                                      INCORPORATION
----------                                     ---------------
MTI Technology GmbH                                Germany
MTI Technology Limited                             Scotland
MTI France SA                                      France
MTI Technology Ireland Ltd.                        Ireland
MTI Technology BV                                  Holland
MTI Technology SA                                  Switzerland
MTI Technology Limited                             Ireland
MTI Technology BV-Irish Branch                     Ireland
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